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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 1995, with respect to the consolidated financial statements of Canton Bancshares, Inc. included in this Registration Statement (Form S-4) and the related Proxy Statement-Prospectus for the offering of common stock of Norwest Corporation.


                              /s/ McGladrey & Pullen, LLP

November 30, 1995
Peoria, Illinois